AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 2002.
                                                  REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE               82 RUNNING HILL ROAD            04-3363001
(State of Incorporation)    SOUTH PORTLAND, MAINE 04106     (I.R.S. Employer
                         (Address of principal executive  Identification Number)
                               offices) (Zip Code)

                             FAIRCHILD SEMICONDUCTOR
                           RESTATED STOCK OPTION PLAN
                            (Full Title of the Plan)

                              Daniel E. Boxer, Esq.
                   Fairchild Semiconductor International, Inc.
                              82 Running Hill Road
                           South Portland, Maine 04106
                     (Name and address of agent for service)
                                 (207) 775-8100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                           Proposed maximum            Proposed maximum            Amount of
Title of securities to be      Amount to be                offering price              aggregate offering          registration fee
registered                     registered (1)              per share (2)               price (2)                   (3)(4)
Class A Common Stock, par
value $.01 per share           4,092,262 shares               $24.13                      $98,746,282                $9,084.66
====================================================================================================================================

(1) Plus such additional number of shares as may be issued pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Class A Common Stock.

(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) promulgated under the Securities Act of 1933 on the basis of $24.13 per share, the average of the high and low selling prices for shares of the registered securities on the New York Stock Exchange on February 7, 2002.

(3) In accordance with General Instruction E to Form S-8, a filing fee is being paid only with respect to the 4,092,262 securities being registered pursuant to this registration statement, offset by previously paid fees as described in Note 4 below. 5,000,000 shares of the registrant's Class A Common Stock to be issued and sold pursuant to the above-referenced plan (formerly known as the 2001 Stock Option
         Plan) were previously registered on January 12, 2001 and the registration fee with respect to those securities has previously been paid.

(4) As permitted by Rule 457(p) under the Securities Act of 1933, the registrant is offsetting the above-referenced amount due for this registration with previously paid fees associated with securities that will not be sold. On June 29, 2000, the registrant registered a total of 3,500,000 shares on a registration statement on Form S-8 (SEC File No. 333-40412). Of those shares, 1,828,331 will not be sold under that registration statement and have been de-registered. Accordingly, the registrant is offsetting $20,868, reflecting that portion of the previously paid fee attributable to such de-registered shares, against the currently due filing fee for this registration statement. As a result, no fees are being separately paid in connection with the filing of this registration statement.

REGISTRATION OF ADDITIONAL SECURITIES


         In accordance with General Instruction E to Form S-8, this registration statement is being filed to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective. On January 12, 2001, the registrant filed a registration statement on Form S-8 (S.E.C. File No. 333-53620) to register 5,000,000 shares of its Class A Common Stock, which shares are to be issued by the registrant under the terms of the Fairchild Semiconductor Restated Stock Option Plan. That registration statement is effective. This registration statement is being filed to register 4,092,262 additional shares of the registrant's Class A Common Stock, which shares are to be issued under the same stock option plan. On or about the same time as the filing of this registration statement, the registrant is de-registering 1,828,331 shares under a registration statement for the Fairchild Semiconductor International, Inc. 2000 Executive Stock Option Plan, which shares will not be sold under that plan. Accordingly, this registration statement consists only of the facing page of the registration statement, this paragraph, the signature page, an opinion of counsel and required consents. The contents of the earlier registration statement on Form S-8 (S.E.C. File No. 333-53620), filed January 12, 2001, are incorporated in this registration statement by reference.

                                   SIGNATURES

         The registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on February 13, 2002.



                                 FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.



                                 By:      /s/ Daniel E. Boxer
                                          ---------------------------
                                          Daniel E. Boxer
                                          Executive Vice President and
                                          General Counsel


                                POWER OF ATTORNEY

         KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, except David A. Henry, constitutes and appoints Daniel
E. Boxer and Matthew W. Towse, each and individually, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                       Title                             Date
                            Chairman, President and
/s/ Kirk P. Pond            Chief Executive Officer, and Director  February 13, 2002
--------------------------  (principal executive officer)
Kirk P. Pond


                            Executive Vice President and Chief
/s/ Joseph R. Martin        Financial Officer, and Director        February 13, 2002
--------------------------  (principal financial officer)
Joseph R. Martin


                                                                   February 13, 2002
/s/ David A. Henry          Vice President, Controller
--------------------------  (principal accounting officer)
David A. Henry


                                                                   February 13, 2002
/s/ William N. Stout                 Director
--------------------------
William N. Stout

        Signature                       Title                             Date
                                                                   February 13, 2002
                                      Director
--------------------------
Richard M. Cashin, Jr.


                                                                   February 13, 2002
/s/ Paul C. Schorr IV                Director
--------------------------
Paul C. Schorr IV


                                                                   February 13, 2002
/s/ Ronald W. Shelly                 Director
--------------------------
Ronald W. Shelly


                                                                   February 13, 2002
/s/ Charles M. Clough                Director
--------------------------
Charles M. Clough


                                                                   February 13, 2002
                                     Director
--------------------------
William T. Comfort III

Exhibit
Number            Description
-------           -----------
5                 Opinion of Counsel.

23.1              Consent of KPMG LLP.

23.2              Consent of Counsel (included in Exhibit 5).

24                Powers of Attorney (included on signature page).